Filed by DigitalGlobe, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
And Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: GeoEye, Inc.
Commission File No. of Subject Company: 001-33015

This filing relates to the proposed strategic combination of DigitalGlobe, Inc. and GeoEye, Inc. pursuant to the terms of an Agreement and Plan of Merger, dated as of July 22, 2012 (the "Merger Agreement"), by and among DigitalGlobe, Inc. , 20/20 Acquisition Sub, Inc., WorldView, LLC, and GeoEye, Inc. The Merger Agreement is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by DigitalGlobe, Inc. on July 23, 2012, and is incorporated by reference into this filing.

On July 23, 2012, Jeffrey R. Tarr, DigitalGlobe President and Chief Executive Officer, sent the following letter to DigitalGlobe, Inc. employees.

Employee Letter

July 23, 2012

Dear DigitalGlobe Team Member:

Today marks an important milestone in our company’s history. This morning we issued a news release announcing that DigitalGlobe has reached an agreement with GeoEye to combine our companies in a combination valued at nearly $900 million. A copy of this release is attached.

The DigitalGlobe Board of Directors, leadership team and I are excited about this combination and the opportunities it presents for future growth. As you know, we are always looking for ways to improve our business, and we believe the combination of DigitalGlobe and GeoEye will accelerate our growth prospects and expand our reach to help us achieve our vision and drive value for all our customers, shareowners and team members.

This combination is a compelling strategic opportunity for our company. The combination of DigitalGlobe and GeoEye will create a global leader in earth imagery and geospatial analysis with a more diversified revenue base, a superior financial foundation and significant growth potential. Together we will create a more efficient, more diversified and more capable company better positioned to thrive in a time of unprecedented pressure on our nation’s defense budget. We believe the combined company will emerge as a transformative geospatial information business that is better suited to meet the needs of our customers and further enable them to save time, money and lives.

The combined company will retain the DigitalGlobe name and will continue to be headquartered in Colorado. We will also retain a large and important presence in Missouri and Virginia and maintain offices in other locations around the globe. I will serve as President and Chief Executive Officer of the combined company, and our Chairman, General Howell Estes, will serve as Chairman. Following the close, Matt O’Connell, Chief Executive Officer and President of GeoEye, is anticipated to assist the management of the combined company in an advisory capacity to help establish the foundation for what will be a dynamic and enduring company.

We are excited to be bringing together the world-class talent and experience of team members from both companies, which we believe will inspire a new wave of innovation. As in any combination of this size, we anticipate the combination process will require considerable time and the dedication of many team members from both DigitalGlobe and GeoEye. Many of the key decisions about how we will combine the two companies have not yet been made; however, I personally assure you that we will approach this process the same way we approach all other aspects of our business – in accordance with our Purpose, Vision and Values. Each company will appoint a combination planning team to address how we can best bring our two companies together. We are confident that, as one company, we will have a better growth profile, which we believe will provide greater professional opportunities and stability for our team members.

The combination is expected to be completed in the fourth quarter of 2012 or the first quarter of 2013, subject to the satisfaction of customary closing conditions and approval from regulators. Until the combination is completed, DigitalGlobe and GeoEye will continue to operate as independent companies, and this announcement should have no effect on your day-to-day responsibilities or how we at DigitalGlobe conduct business. The success of our business has always been – and will continue to be – a direct result of your collective expertise, and I want to encourage each of you to stay focused on serving our customers, shareowners and each other as you do today on behalf of our company. Likewise, please trust that your leadership team will stay focused on creating an environment where all team members are able to work to the best of their abilities.

We look forward to sharing more news about this exciting combination at an all-employee meeting today at 10:00 a.m. MT in Longmont. A calendar invitation will follow from Corporate Communications with details. For those team members who cannot join in person, we will be broadcasting the meeting. In addition, we have prepared an FAQ, which will also be posted on the homepage of eGlobe. While we are still in the early stages of this process, we will continue to keep you informed as we move forward.

Finally, today’s news will likely lead to increased inquiries from external parties. Consistent with company policy, please forward all investor calls to David Banks at dbanks@digitalglobe.com and all media calls to Rob Keosheyan at rkeoshey@digitalglobe.com. If you have questions, please do not hesitate to reach out to your supervisor or any of us on the senior management team.

I hope that you share in my enthusiasm about the combination of DigitalGlobe and GeoEye and its potential to propel us towards our vision of being the indispensable source of information about our changing planet. On behalf of the Board and management team, I thank you again for your hard work and ongoing commitment to DigitalGlobe. Without you and your efforts this would not have been possible.

Sincerely,

Jeff

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

DigitalGlobe Forward-Looking Statement

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

This document contains forward-looking statements relating to the proposed strategic combination of DigitalGlobe and GeoEye pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approvals by DigitalGlobe and GeoEye stockholders may not be obtained; (2) there may be a material adverse change of GeoEye or the business of GeoEye may suffer as a result of uncertainty surrounding the transaction; (3) the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; (4) the costs or challenges related to the integration of DigitalGlobe and GeoEye operations could be greater than expected; (5) the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; (6) the impact of legislative, regulatory, competitive and technological changes; (7) the risk that the credit ratings of the combined company may be different from what the companies expect; (8) other business effects, including the effects of industry, economic or political conditions outside of the companies' control, transaction costs and actual or contingent liabilities; (9) the outcome of any legal proceedings related to the transaction; and (10) other risk factors as detailed from time to time in DigitalGlobe’s and GeoEye’s reports filed with the Securities and Exchange Commission ("SEC"), including their respective Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC's Web site (www.sec.gov). There can be no assurance that the strategic combination will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the strategic combination will be realized.

Neither DigitalGlobe nor GeoEye undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, DigitalGlobe plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of DigitalGlobe and GeoEye that also constitutes a prospectus of each of DigitalGlobe and GeoEye. DigitalGlobe and GeoEye will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about DigitalGlobe and GeoEye, free of charge, from the SEC's Web site (www.sec.gov). Investors may also obtain DigitalGlobe’s SEC filings in connection with the transaction, free of charge, from DigitalGlobe’s Web site (www.digitalglobe.com) under the tab "Investors" and then under the heading "SEC Filings," or by directing a request to DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, Attention: Corporate Secretary. Investors may also obtain GeoEye’s SEC filings in connection with the transaction, free of charge, from GeoEye’s Web site (www.geoeye.com) under the tab "About Us – Investor Relations" and then under the heading "SEC Filings," or by directing a request to GeoEye, 2325 Dulles Corner Boulevard, Herndon, Virginia 20171, Attention: Corporate Secretary.

The respective directors, executive officers and employees of DigitalGlobe and GeoEye and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding DigitalGlobe’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 10, 2012, and information regarding GeoEye’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 27, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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